UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Bridge Loan Credit Agreement

On April 2, 2012, SBA Communications Corporation (“SBA”), through its subsidiary SBA Monarch Acquisition, LLC (formerly known as Monarch Towers Acquisition, LLC), completed its previously announced acquisition of Mobilitie Investments, LLC, a Delaware limited liability company, Mobilitie Investments II, LLC, a Delaware limited liability company, MPGJ-I, LLC, a Delaware limited liability company, MPMA-I, LLC, a Delaware limited liability company, and MPGJ-II, LLC, a Delaware limited liability company (the “Mobilitie Acquisition”). The total consideration payable in the Mobilitie Acquisition was (i) $850,000,000 in cash and (ii) 5,250,000 newly issued shares of SBA’s Class A common stock.

Simultaneously with the closing of the Mobilitie Acquisition, SBA Monarch Acquisition, LLC (“SBA Monarch”), a wholly-owned subsidiary of SBA, entered into a Credit Agreement among SBA Monarch, as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Barclays Bank PLC, as joint lead arrangers and bookrunners (the “Bridge Loan Credit Agreement”). Pursuant to the Bridge Loan Credit Agreement, SBA Monarch borrowed an aggregate principal amount of $400 million under a senior secured bridge loan (the “bridge loan”). The bridge loan will mature on April 1, 2013. Amounts borrowed under the Bridge Loan Credit Agreement are secured by a first lien on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Monarch and the Subsidiary Guarantors (the assets acquired in the Mobilitie Acquisition). The bridge loan will bear interest, at SBA Monarch’s election, at either the Base Rate plus a margin that ranges from 2.00% to 2.50% or the Eurodollar Rate plus a margin that ranges from 3.00% to 3.50%, in each case based on the ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA (calculated in accordance with the Credit Agreement). As of April 2, 2012, the bridge loan will bear interest at the Eurodollar Rate plus 3.5%.

The proceeds from the bridge loan were used to fund a portion of the cash consideration payable in the Mobilitie Acquisition and to pay related fees and expenses. Any principal of the bridge loan which has not been prepaid will be repaid on the maturity date. SBA Monarch has the ability to prepay any or all amounts under the bridge loan.

The Bridge Loan Credit Agreement requires SBA Monarch’s ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA not to exceed 7.00 to 1.00 for any fiscal quarter. The Bridge Loan Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of SBA Monarch and its subsidiaries to incur indebtedness, grant certain liens, make certain investments, enter into sale leaseback transactions, merge or consolidate, make certain restricted payments, make certain capital expenditures and engage in certain asset dispositions, including a sale of all or substantially all of their property.

Upon the occurrence of certain bankruptcy and insolvency events with respect to SBA Telecommunications Inc., a wholly-owned subsidiary of SBA (“Telecommunications”), or any of its subsidiaries, all amounts due under the Bridge Loan Credit Agreement and other loan documents become immediately due and payable. If certain other events of default occur and are continuing, including failure to pay the principal and interest when due, a breach of a negative covenant or failure to perform any other requirement in the Bridge Loan Credit Agreement, the Bridge Loan Guarantee and Collateral Agreement (as described below) and certain other debt instruments of Telecommunications or subsidiaries of Telecommunications, then, with the consent of or upon the request of the lenders holding more than 50% of the aggregate unpaid principal amount of all Loans, all amounts due under the Bridge Loan Credit Agreement and other loan documents become immediately due and payable.

In connection with the Bridge Loan Credit Agreement, Telecommunications, SBA Monarch and certain of SBA Monarch’s subsidiaries (the “Subsidiary Guarantors”) entered into a Guarantee and Collateral Agreement (the “Bridge Loan Guarantee and Collateral Agreement”), dated as of April 2, 2012, pursuant to which Telecommunications and the Subsidiary Guarantors guaranteed amounts borrowed under the Bridge Loan Credit Agreement and SBA Monarch and the Subsidiary Guarantors granted a security interest in substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Monarch and the Subsidiary Guarantors (the assets acquired in the Mobilitie Acquisition) as collateral for obligations outstanding under the Bridge Loan Credit Agreement.

Supplement to Credit Agreement to Increase Revolving Credit Facility

In addition, simultaneously with the closing of the Mobilitie Acquisition, SBA Senior Finance II LLC (“SBA Senior Finance II”) exercised its right to upsize the aggregate principal amount of its revolving credit facility (the “Revolving Credit Facility”) pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 2011, among SBA Senior Finance II, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Toronto Dominion (Texas) LLC, as Administrative Agent (as amended, supplemented or modified from time to time, the “Credit Agreement”) from $500 million to $600 million. All other terms of the Credit Agreement remained the same.

The proceeds from borrowings under the Credit Agreement, as amended, in combination with the proceeds from the bridge loan and cash on hand were used to fund a portion of the cash consideration payable in the Mobilitie Acquisition and to pay related fees and expenses.

Item 2.01 Completion of an Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated by reference herein. A copy of the purchase and sale agreement relating to the Mobilitie Acquisition was previously filed as an exhibit to the Company’s Form 8-K filed on February 27, 2012.

Reference is made to Item 1.01 of the Form 8-K filed on February 27, 2012 and Item 2.03 of this Form 8-K which are hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.92	Credit Agreement, dated as of April 2, 2012, among SBA Monarch Acquisition, LLC (formerly known as Monarch Towers Acquisition, LLC), as borrower, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC and Barclays Bank PLC, as joint lead arrangers and bookrunners.

10.93	Guarantee and Collateral Agreement, dated as of April 2, 2012, among SBA

Telecommunications, Inc., SBA Monarch Acquisition, LLC (formerly known as Monarch Towers Acquisition, LLC) and certain of its subsidiaries, in favor of JPMorgan Chase Bank, N.A., as administrative agent.

10.94	Revolving Credit Commitment Increase Supplement, dated as of April 2, 2012, among SBA Senior Finance II LLC, as borrower, JPMorgan Chase Bank, N.A., Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

10.95	Revolving Credit Commitment Increase Supplement, dated as of April 2, 2012, among SBA Senior Finance II LLC, as borrower, Barclays Bank PLC, Toronto Dominion (Texas) LLC, as administrative agent, and The Toronto-Dominion Bank, New York Branch, as issuing lender.

99.1	Press release issued by SBA Communications Corporation on April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: April 2, 2012